First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




January 9, 1996


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 133

Gentlemen:

     We  have  examined the Registration Statement File  No.  33-
64699 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Carlos E. Nardo
Senior Vice President